UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009 (May 14, 2009)

Plastron Acquisition Corp. II
(Exact name of registrant as specified in its charter)

Delaware	000-52651	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Michael Rapp
712 Fifth Avenue
New York, NY 10019
_____________________________________________
(Address of principal executive offices and Zip Code)

(212) 277-5301
_____________________________________________
 (Registrant’s telephone number, including area code)

None.
_____________________________________________
 (Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 14, 2009, the Company sold 61,856 shares of Common Stock to Charles Allen.  The Company sold such shares of Common Stock to Mr. Allen, for an aggregate purchase price equal to $927.84 and pursuant to the terms and conditions contained in that certain common stock purchase agreement by and between the Company and Mr. Allen, a copy of which is attached hereto as Exhibit 10.2.  The Company sold these shares of Common Stock to both Mr. Allen under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder.  As of the date hereof, the Company has 2,061,856 shares of Common Stock issued and outstanding.

Mr. Allen represented in writing that he acquired the shares for his own account. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act under the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

Item 9.01. Financial Statements and Exhibits.

(d)              Exhibits:  The following exhibits are filed as part of this report:

Exhibit
Number	Description

10.2	Common Sock Purchase Agreement by and between Plastron Acquisition Corp. II and Charles Allen dated May 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2009	PLASTRON ACQUISITION CORP. II

By: /s/ Michael Rapp
Michael Rapp
President